EXHIBIT 21.1

SUBSIDIARIES OF SYNOPSYS, INC.

Name	Jurisdiction of Incorporation
Abigail (UK) Ltd.	United Kingdom
Alarity Corporation	Delaware
ARC International (UK) Ltd.	United Kingdom
ARC International Cambridge Ltd.	United Kingdom
ARC International I.P., Inc.	Delaware
ARC International Intellectual Property, Inc.	California
ARC International Israel	Israel
ARC International Limited	United Kingdom
ARC International Nashua, Inc.	New Hampshire
ARC International Nova Scotia	Canada
ARC International Nova Scotia Holdings Ltd.	Canada
ARC International Overseas Holdings Ltd.	United Kingdom
ARC International Software Stacks	Canada
ARC International U.S. Holdings, Inc.	Delaware
ArchPro Design Automation, Inc.	Delaware
Atlantic Acqco, LDA	Portugal
Beijing Magma Design Automation Co., Ltd.	China
Chipidea Microelectronica (Macau), Limitada	Macau
Chipidea Microelectronics (Suzhou) Co. Ltd.	China
Chusik Hoesa Magma Design Automation Korea, Inc.	Korea
Ciranova, Inc.	California
CoWare LLC	Delaware
CoWare Strategic Corporation	Delaware
Emulation & Verification Engineering S.A.	France
EVE Design Automation Pvt. Ltd.	India
EVE Electronic Technology (Shanghai) Ltd. Co.	China
EVE Korea Inc.	Korea
EVE Tunisie SARL	Tunisia
EVE-USA, Inc.	Delaware
Expert IO LLC	California
Extreme DA LLC	Delaware
Extreme Design Automation Software India Private Limited	India
Ingot Systems, Inc.	California
Knights Technology Incorporated	Oregon
Lingcon, LLC	Delaware
Magma Design Automation B.V.	The Netherlands
Magma Design Automation Cayman Ltd.	Cayman Islands
Magma Design Automation Corp. (Canada)	Canada
Magma Design Automation GmbH	Germany
Magma Design Automation India Private Limited	India
Magma Design Automation LLC	Delaware
Magma Design Automation Ltd.	Israel
Magma Design Automation Ltd.	United Kingdom
Magma Design Automation SARL	France
Magma Design Automation Taiwan Ltd.	Taiwan
Magma Services LLC	Delaware
Maude Avenue Land Corporation	Delaware
Nassda Corporation	Delaware
Nihon EVE KK	Japan

Name	Jurisdiction of Incorporation
Nihon Synopsys G.K.	Japan
Novas Software Inc.	British Virgin Islands
Optical Research Associates LLC	California
Rsoft Design Group KK	Japan
RSoft Design Group, Inc.	Delaware
RSoft Design UK Ltd.	United Kingdom
Rsoft, Inc.	New York
S.N.P.S. Israel Limited	Israel
SNPS Belgium NV	Belgium
SNPS Mauritius Limited	Mauritius
SNPS Netherlands Holding Cooperatief U.A.	The Netherlands
SNPS Portugal Lda	Portugal
Sonic Focus Inc.	California
SpringSoft (S.W.) Ltd.	Israel
SpringSoft (Shanghai) Co., Ltd.	China
SpringSoft (Xiamen) Co., Ltd.	China
SpringSoft Design Automation Ltd	United Kingdom
SpringSoft Inc.	Taiwan
SpringSoft K.K.	Japan
SpringSoft SAS	France
SpringSoft USA, Inc.	California
SpringSoft, Inc.	British Virgin Islands
Synopsys (Beijing) Company Limited	China
Synopsys (India) EDA Software Private Limited	India
Synopsys (India) Private Limited	India
Synopsys (Northern Europe) Limited	United Kingdom
Synopsys (Shanghai) Co., Ltd.	China
Synopsys (Singapore) Pte. Limited	Singapore
Synopsys (Wuhan) Company Limited	China
Synopsys AGLS	Turkey
Synopsys Armenia CJSC	Armenia
Synopsys Australia Pty Limited	Australia
Synopsys Canada Holdings ULC	Canada
Synopsys Canada ULC	Canada
Synopsys Chile Limitada	Chile
Synopsys China Holdings, Ltd.	Bermuda
Synopsys Denmark ApS	Denmark
Synopsys Finland OY	Finland
Synopsys Global Kft.	Hungary
Synopsys GmbH	Germany
Synopsys Hardware Platforms Group AB	Sweden
Synopsys International Holdings Inc.	Delaware
Synopsys International Inc. (FSC)	Barbados
Synopsys International Limited	Ireland
Synopsys International Old Limited	Ireland
Synopsys International Services, Inc.	Delaware
Synopsys Ireland Limited	Ireland
Synopsys Italia S.r.l.	Italy
Synopsys Korea, Inc.	Korea
Synopsys LLC.	Russia
Synopsys Netherlands BV	The Netherlands
Synopsys Poland Sp.z.o.o.	Poland
Synopsys SARL	France

Name	Jurisdiction of Incorporation
Synopsys Scandinavia AB	Sweden
Synopsys SPb.	Russia
Synopsys Switzerland LLC	Switzerland
Synopsys Taiwan Limited	Taiwan
Synopsys Technologies Holding LLC	Delaware
Synplicity Israel, Ltd	Israel
Synplicity LLC	California
VaST Systems Technology LLC	Delaware
VCEDA Parters	British Virgin Islands
VChina Partners	British Virgin Islands
Virage Logic International	California
Virage Logic LLC	Delaware
VL BV	The Netherlands
VL CV	The Netherlands